UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2002

AMERICA ONLINE LATIN AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 689-3000

Item 5. Other Events and Regulation FD Disclosure.

America Online Latin America, Inc. (the “Registrant”) has been informed by Roberto Setubal, a member of the Registrant’s Board of Directors, that he will resign his position as a member of the Registrant’s Board of Directors, effective as of July 31, 2002. Mr. Setubal also indicated that he will not stand for reelection to the Registrant’s Board of Directors at the 2002 Annual Stockholders’ Meeting (the “Stockholders’ Meeting”) to be held on July 31, 2002. The Registrant does not intend to fill the vacancy created by Mr. Setubal’s resignation at the Stockholders’ Meeting, although it may do so in the future. Mr. Setubal, who is CEO and President of Banco Itau, cited increased commitments in connection with his position, including commitments related to recent proposed acquisitions by Banco Itau, as the reason for his resignation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc. (Registrant)

Date: July 29, 2002	/s/ Charles M. Herington

Charles M. Herington President and Chief Executive Officer

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